                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D)OF THE SECURITIES AND EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported):  May 30, 1996



                            CROP GROWERS CORPORATION
             (Exact name of registrant as specified in its charter)

DELAWARE                           0-23830             81-0491497
(State or other jurisdiction       (Commission    (I.R.S. Employer
of incorporation)                  File Number)   Identification No.)

201 CROP GROWERS DRIVE
GREAT FALLS, MONTANA                                        59401
(Address of principal executive offices)               (zip code)

                                 (406) 791-3418
              (Registrant's telephone number, including area code)

ITEM 5:  OTHER EVENTS


On May 30, 1996, Crop Growers Corporation (the "Company") announced that it, its former President and Chief Executive Officer John Hemmingson and its former Executive Vice President Gary Black have been indicted by a federal grand jury in Washington, D.C. in connection with the previously announced investigation of the Company being conducted by the Independent Counsel appointed to investigate matters relating to former Secretary of Agriculture, Mike Espy. The indictment alleges conspiracy to violate federal election laws, false statements to a government agency, falsifying books and records and false statements to auditors. The Company had previously announced that it, its President and Chief Executive Officer John Hemmingson and its Executive Vice President Gary Black were targets of the investigation. The Company formed a special committee (the "Special Committee") consisting of outside directors of the Board of Directors to review matters related to the investigation. The Special Committee has the authority and discretion to take any and all appropriate actions relating to the investigation.

The Company intends to vigorously defend the charges brought by the Independent Counsel. Although the ultimate outcome of the proceedings cannot be determined, if the outcome is unfavorable, the Company could be subject to substantial monetary fines and other sanctions. In addition, the charges could result in state insurance regulatory issues and the possibility that the charges could affect the Company's ability to continue to participate in the federal multiple-peril crop insurance program. Any such result could have a material adverse effect on the Company, its results of operations, financial position or liquidity. No provision for any liability that may result from events relating to the charges have been made in the Company's Consolidated Financial Statements.

In addition, Messrs. Hemmington and Black have resigned as directors of the Company and are on leaves of absence. The Company's press release dated
May 30, 1996 and the indictment are filed as exhibits hereto.

On May 30, 1996, the Company also announced that it has entered into discussions with Fireman's Fund Insurance Company regarding an agreement under which the Company would agree to substantially increase the amount of premium it places with Fireman's Fund. Further, Fireman's Fund would purchase $10 million of a new series of preferred stock convertible into common stock of Crop Growers at $13.25 per share. The Company's press release dated May 30, 1996 is filed as an exhibit hereto.

On May 31, 1996, the Company announced that it has named Larry Martinez as its Acting Chief Executive Officer and the Board of Directors appointed him as a member of the Company's Board of Directors. The Company's press release dated May 31, 1996 is filed as an exhibit hereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Exhibits

     Exhibit No.                   Description
     -----------                   -----------

     99(1)                         Press Release dated May 30, 1996
     99(2)                         Indictment
     99(3)                         Press Release dated May 30, 1996
     99(4)                         Press Release dated May 31, 1996

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Great Falls, State of Montana, on June 10, 1996.

Date:  June 10, 1996               Crop Growers Corporation


                                   By: /s/ David Hill
                                       --------------
                                   David Hill
                                   Chief Financial Officer

                                  Exhibit Index

     Exhibit No.       Description                          Page
    ------------       -----------                          ----

     99(1)             Press Release dated May 30, 1996        5
     99(2)             Indictment                              6
     99(3)             Press Release dated May 30, 1996        56
     99(4)             Press Release dated May 31, 1996        57